UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2025

BEELINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Valley Street, Suite 225

Providence, RI 02909

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02, Unregistered Sale of Equity Securities

To the extent required by item 3.02, the information contained in Items 5.02, 5.03 and 8.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Compensation upon Departure of Geoffrey Gwin

On April 25, 2025, the Board of Directors approved a grant of 10,000 shares of the Company’s common stock to of Geoffrey Gwin, the Company’s former Chief Executive Officer and the current President of Bridgetown Spirits Corp., the Company’s subsidiary. The grant was made in connection with Mr. Gwin’s resignation from the role of Chief Executive Officer on March 7, 2025, and an Amendment to his Executive Employment Agreement which was entered into on October 7, 2024, as previously disclosed.

Appointment of Tiffany Milton as Principal Accounting Officer

On April 25, 2025, the Board of Directors appointed Tiffany Milton as the Company’s Chief Accounting Officer, effective immediately.

Ms. Milton, age 48, has served as the Company’s Controller since January 2021. Prior to joining the Company, Ms. Milton served as Director of Financial Reporting at Gemini Rosemont Commercial Real Estate from January of 2015 to December of 2020. She has over 20 years of experience in many industries, primarily in SEC reporting. She is a certified public accountant in the state of New Mexico.

There are no arrangements or understandings between Ms. Milton and any other person pursuant to which she was selected as an officer. Ms. Milton has no family relationships with any director or executive officer of the Company, and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes to Fiscal Year.

Certificate of Amendment of Series G Preferred Stock

On April 25, 2025, the Company filed with the Nevada Secretary of State a Certificate of Amendment to the Series G Convertible Preferred Stock (as amended, “Series G”) Certificate of Designations. The Certificate of Amendment provides that (i) the beneficial ownership limitation on conversion set forth in the Certificate of Designation will not apply to a holder who is otherwise subject to Section 16(a) of the Securities Exchange Act of 1934 by virtue of being an executive officer or director of Company, and (ii) the anti-dilution price protection adjustment rights with respect to subsequent offerings or issuances of securities will not apply to an equity line of credit or at-the-market offering facility or as otherwise determined by the holder(s) of a majority of the Series G.

A copy of the Second Certificate of Amendment of the Series G is filed as Exhibit 3.1.

The Company also entered into a letter agreement with Nicholas R. Liuzza, Jr., the Company’s Chief Executive Officer and a director, providing that the same amendments to the Series G as are described above shall also apply to Mr. Liuzza’s Warrants (the “Letter Agreement”).

A copy of the Letter Agreement is filed as Exhibit 10.1.

The foregoing description of the terms of the amendment to the Series G does not purport to be complete and is qualified in its entirety by reference to the forms of the amendment, a copy of which is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Information

In February and March of 2025 Mr. Liuzza advanced the Company a total of $122,241 which the Company used for working capital and general corporate purposes. In exchange for these advances, on April 25, 2025, the Board of Directors approved the advances as loans, and the Company issued Mr. Liuzza a promissory note which bears interest at a rate of 8% per annum and is payable on demand. This transaction was approved by the Company’s Audit Committee.

On April 30, 2025, the Company sold 223,214 shares of common stock for total gross proceeds of $250,000 of shares of Common stock under that certain Amended and Restated Common Stock Purchase Agreement and related Amended and Restated Registration Rights Agreement dated March 7, 2025 which was disclosed in the Company’s Current Report on Form 8-K filed on March 10, 2025.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
3.1	Second Certificate of Amendment of Series G Preferred Stock				Furnished Herewith
10.1	Letter Agreement for Amendment of Liuzza Warrants				Furnished Herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2025

BEELINE HOLDINGS, INC.

By:	/s/Nicholas R. Liuzza, Jr.
Nicholas R. Liuzza, Jr.
Chief Executive Officer